Exhibit 99.1

Galectin Therapeutics Announces $3 Million Private

Placement of Restricted Stock

Norcross, GA (August 21, 2013) – Galectin Therapeutics Inc. (NASDAQ: GALT), the leading developer of therapeutics that target galectin proteins to treat fibrosis and cancer, today announced completion of a $3 million private placement of 500,000 shares of unregistered common stock to a single investor. The common stock was priced at $6.00 per share, which represented an approximate 10% discount from the 15 day volume weighted average trading price, offset by the fact that there were no stock purchase warrants, placement fees or other fees typically associated with an equity investment of this magnitude.

“We are pleased and gratified in the confidence demonstrated in the Company by this investment,” said Peter G. Traber, M.D., Chief Executive Officer, President and Chief Medical Officer, Galectin Therapeutics. “Completing this transaction significantly increases our cash resources. We recently were granted Fast Track designation by FDA for GR-MD-02 in NASH or fatty liver disease with advanced fibrosis, and we expect the additional funds will allow us to obtain meaningful data from our current Phase 1 clinical trial and expedite activities antecedent to the start of the Phase 2 clinical program.”

Previously, the Company announced it had $5.1 million of non-restricted cash and cash equivalents available at June 30, 2013 and subsequently received $2.4 million from the exercise of warrants. With the addition of the $3 million in proceeds from the current transaction, the Company believes it has sufficient funding for operations and planned research and development through the second quarter of 2014.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. The Company is not required to file a registration statement with the SEC specifically for registering the resale of the shares of common stock sold in this private placement; however, these shares will be included in a future registration statement.

About Galectin Therapeutics

Galectin Therapeutics (NASDAQ: GALT) is developing promising carbohydrate-based therapies for the treatment of fibrotic liver disease and cancer based on the Company’s unique understanding of galectin proteins, key mediators of biologic function. We are leveraging extensive scientific and development expertise as well as established relationships with external sources to achieve cost effective and efficient development. We are pursuing a clear development pathway to clinical enhancement and commercialization for our lead compounds in liver fibrosis and cancer. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on our current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. These statements include those regarding our expectation that the additional funds will allow us to obtain meaningful data from our current Phase 1 clinical trial and expedite activities antecedent to the start of the Phase 2 clinical program, and the sufficiency of cash on hand to fund future operations and planned research and development through the second quarter of 2014. Factors that could cause our actual performance to differ materially from those discussed in the forward-looking statements include, among others, that our plans, expectations and goals regarding the clinical trial are subject to factors beyond our control and provide no assurance of FDA approval of our drug development plans. Our clinical trial may not produce positive results in a timely fashion, if at all, and any necessary changes during the course of the trial could prove time consuming and costly. We may have difficulty in enrolling candidates for testing, which would impact our estimates regarding timing, and we may not be able to achieve the desired results. Any significant delays or unanticipated costs in the trial could delay obtaining meaningful results from Phase 1 and/or preparing for Phase 2 with the current cash on hand. Upon receipt of FDA approval, we may face competition with other drugs and treatments that are currently approved or those that are currently in development, which could have an adverse impact on our ability to achieve revenues from this proposed indication. Plans regarding development, approval and marketing of any of our drugs, including GR-MD-02, are subject to change at any time based on the changing needs of our company as determined by management and regulatory agencies. To date, we have incurred operating losses since our inception, and our ability to successfully develop and market drugs may be impacted by our ability to manage costs and finance our continuing operations. For a discussion of additional factors impacting our business, see our Annual Report on Form 10-K for the year ended December 31, 2012, and our subsequent filings with the SEC. You should not place undue reliance on forward-looking statements. Although subsequent events may cause our views to change, we disclaim any obligation to update forward-looking statements.

Contact: Jack Callicutt, Chief Financial Officer, 678-620-3186, ir@galectintherapeutics.com.

Galectin Therapeutics and its associated logo is a trademark of Galectin Therapeutics Inc.